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                                                                   Exhibit 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-04563) pertaining to the Immunex Corporation Profit Sharing 401(k) Plan and Trust of our report dated April 29, 1998 with respect to the financial statements and schedules of Immunex Corporation Profit Sharing 401(k) Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


Seattle, Washington                              ERNST & YOUNG LLP
June 26, 1998